UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2013

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of Principal Executive Offices)

(208) 667-3511

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2013 and March 18, 2013, Donald J. Birak, Senior Vice President, Exploration, and Luther J. Russell, Senior Vice President, Environmental, Health, Safety and Social Responsibility, respectively, each notified Coeur d’Alene Mines Corporation (the “Company”) of his decision to decline to relocate in connection with the Company’s expected relocation of its corporate headquarters. Mr. Birak’s and Mr. Russell’s respective last days of employment are expected to be no later than September 30, 2013.

On March 15, 2013, Elizabeth M. Druffel, the principal accounting officer of the Company, notified the Company of her resignation, effective April 26, 2013. Kenneth L. Koski, the Company’s Controller, will be the principal accounting officer of the Company effective upon the termination of Ms. Druffel’s employment. Mr. Koski, 44, was appointed Controller in March 2008. Prior to that, he held the position of Assistant Controller since 2002. Mr. Koski previously was employed by the Company in progressively responsible accounting positions from 1990 to 2001.

Item 8.01	Other Events.

On March 20, 2013, the Company announced that Joe Phillips has been appointed to Senior Vice President and Chief Development Officer. Mr. Phillips will oversee all of the Company’s capital projects, including the new La Preciosa Project in Mexico, which is the major asset of the Company’s pending acquisition of Orko Silver Corp., subject to Orko shareholder approval and other closing conditions. Mr. Phillips brings 40 years of experience in mine development and operations. Most recently, Mr. Phillips served as Senior Vice President of Operations and Development and acting Chief Operating Officer at Silver Standard Resources. Prior to that, Mr. Phillips served as Senior Vice President of Project Development at Pan American Silver where he was a member of the senior leadership team and led the construction and commissioning of four mines over seven years in Mexico, Argentina and Bolivia.

On March 20, 2013, the Company also announced the appointment of William N. (Bill) Holder as Vice President, Health and Safety, effective upon Mr. Holder joining the Company in mid-April 2013. Mr. Holder most recently was Director of Health, Safety and Security for The Mosaic Company since 2010, where he was responsible for the development, execution and management of health, safety and security initiatives in the Potash Business Unit. From 2005 to 2010, Mr. Holder was Vice President, Health, Safety, Environmental and Loss Prevention for STARCON International, Inc., a provider of comprehensive industrial and mechanical contracting services to a wide variety of process industry clients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D’ALENE MINES CORPORATION

Date: March 21, 2013	By:	/s/ Casey M. Nault
	Name:	Casey M. Nault
	Title:	Vice President, General Counsel and Secretary